Exhibit 10.3

Execution Version

LIMITED COMMERCIAL GUARANTY

This Limited Commercial Guaranty (“Guaranty”) is entered into as of October 19, 2018, by Foresight Energy LP, a Delaware limited partnership (“Guarantor”), and WPP LLC, a Delaware limited liability company (together with its successors and/or assigns, “WPP”).

Recitals:

A.Pursuant to that certain Coal Mining Lease and Sublease Agreement dated as of September 10, 2009 (as has been, or may hereinafter be, amended, modified or supplemented from time to time, including the Sixth Amendment (as defined below) the “Lease”) by and between WPP as Lessor and Hillsboro Energy, LLC (together with its successors and/or assigns, whether by operation of law or otherwise, “Hillsboro Energy”) as Lessee, Hillsboro Energy is obligated to make certain Quarterly Minimum Payments to WPP.

B.Guarantor owns 100% of the membership interests, directly or indirectly, of Hillsboro Energy and will receive substantial economic benefit from Amendment No. 6 to the Lease being entered into on or about the date hereof (the “Sixth Amendment”).

C.In consideration of the substantial economic benefit that Guarantor will receive from the Sixth Amendment, and in order to induce WPP to amend the Lease pursuant to the Sixth Amendment, and settle the attendant litigation against Guarantor, without which inducement WPP would be unwilling to amend the Lease or settle the litigation, Guarantor has agreed to guarantee certain of Hillsboro Energy’s obligations under the Lease in a limited amount for a limited period of time pursuant to the terms and conditions of this Guaranty.  Defined terms used herein but not defined shall have the meaning ascribed to them in the Lease, as amended.

Agreement:

Now, Therefore, Guarantor and WPP hereby agree as follows:

1. (a).   Declining Guaranty.  (i) Guarantor does hereby unconditionally guarantee to WPP, up to a maximum obligation of Fifty Million Dollars ($50,000,000), for the full and prompt payment of the Quarterly Minimum Royalty Payments due from Hillsboro Energy (or its permitted transferee) to WPP beginning with such payment due on April 20, 2019 and ending immediately after such payment due on January 20, 2033, all pursuant to Section 4 of the Lease and (ii) if the Lease terminates as a result of a bankruptcy event of Hillsboro Energy, Guarantor does hereby unconditionally agree to pay to WPP the Quarterly Minimum Royalty Payments that would otherwise be due under the Lease had such termination not occurred (as and when such payments would otherwise have been required to be made by or on behalf of Hillsboro Energy under the Lease), in an amount not to exceed (x) Fifty Million Dollars ($50,000,000) less (y) the aggregate amount of the Quarterly Minimum Payments made by Hillsboro Energy to WPP for the period beginning on April 20, 2019 and ending on the date the Lease is terminated as a result of such bankruptcy event (the “Lease Termination Payment Obligations”; collectively, with the obligations described in clause (i) of this Section 1(A), the “Obligations”).

(b). Guaranty in the Event of a Special Surrender under Section 19 of the Lease.  In the event Hillsboro Energy makes a Surrender Offer pursuant to the provisions of Section 19 of the Lease, and WPP accepts such Surrender Offer, Guarantor shall and shall cause Hillsboro Energy and/or its affiliate entities to deliver the Deer Run Mining Assets.

2.   Automatic Expiration. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall automatically expire without additional notice or action, upon the earlier to occur of (i) the payment or satisfaction in full of all of the Quarterly Minimum Royalty Payments due from Hillsboro Energy to WPP beginning with such payment due on April 20, 2019 and ending with such payment due on January 20, 2033, (ii) if, prior to such date the Lease is terminated as a result of a bankruptcy event of Hillsboro Energy, the payment or satisfaction in full of the Lease Termination Payment Obligations and (iii) an accepted Surrender Offer under Section 19 of the Lease of even date herewith, provided all Quarterly Minimum Royalty Payments accrued as of the effective date of termination have been paid in full to WPP.

3.   Enforcement.  This is a guaranty of payment, and not a guaranty of collection. If the Obligations are not satisfied as and when required, WPP may pursue all remedies hereunder and those available at law or in equity against Guarantor.

4.   Waiver of Rights. The Guarantor hereby expressly waives: (a) notice of WPP amending, substituting for, releasing, waiving, or modifying the Obligations or the Lease, (b) all other notices to which the Guarantor or Hillsboro Energy might otherwise be entitled, (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons, and (d) modifications of the Lease or any other obligations of Hillsboro Energy.

5.   Primary Liability of Guarantor.   The Guarantor agrees that this Guaranty may be enforced by WPP without the necessity at any time of resorting to or exhausting any other security or collateral, and the Guarantor hereby waives the right to require WPP to proceed against Hillsboro Energy or any other person (including a co-guarantor) or to require WPP to pursue any other remedy or enforce any other right.  The Guarantor further agrees that the Guarantor shall have no right of subrogation, contribution, reimbursement, exoneration, participation or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Hillsboro Energy to WPP until all amounts owing to WPP on account of the Obligations are irrevocable and indefeasibly paid in full in cash. If any amount shall be paid to the Guarantor on account of such subrogation or other rights at any time when all of the Obligations shall not have been irrevocably and indefeasibly paid in full in cash, such amount shall be held by the Guarantor in trust for WPP, and shall, forthwith upon receipt by the Guarantor, be turned over to WPP in the exact form received by the Guarantor (duly indorsed by the Guarantor to WPP, if required), to be applied against the Obligations, whether mature or unmatured, in accordance with the terms of this Guaranty.  This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Hillsboro Energy within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Hillsboro Energy in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving Hillsboro Energy.  With respect to any payments made by or on behalf of the Guarantor to or for WPP under this Guaranty, WPP shall assign to Guarantor all of WPP’s claims against Hillsboro Energy to the extent of such payments; provided, however, that such assignment shall not occur until all of the Obligations

Limited Commercial Guaranty

have been paid in full.  The Guarantor further agrees that nothing contained herein shall prevent WPP from suing on the Obligations or from exercising any other rights available to it under the Lease or any other instrument or document executed in connection with the Obligations if neither Hillsboro Energy nor the Guarantor timely performs the obligations of Hillsboro Energy thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Guarantor’s obligations hereunder.  Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the Obligations or by reason of Hillsboro Energy’s bankruptcy or insolvency.

6.   Governing Law.  This Guaranty shall be governed by and construed in accordance with the Laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois.

7.   Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process.  EACH PARTY TO THIS GUARANTY HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CENTRAL DISTRICT OF ILLINOIS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY BUSINESS OR OTHER DISPUTES BETWEEN THE PARTIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS.  EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS AND AGREES THAT ANY SUCH JUDGMENT MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE SUFFICIENT SERVICE.  NOTHING

Limited Commercial Guaranty

HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

8.   Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS GUARANTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  EACH PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.   No Use of this Guaranty. Nothing in this Guaranty shall be construed as an admission by any of the Parties of any fault, wrongdoing or liability whatsoever, nor shall this Guaranty or any of its terms be otherwise used or offered as evidence (either supporting or opposing) any claim or theory of recovery or vicarious responsibility, including, but not limited to, civil conspiracy, alter ego, or tortious interference in connection with any claim under the Lease.  Nothing in this paragraph, however, shall prevent any Party from using or offering this Guaranty in evidence in any proceeding to enforce and/or effectuate the terms of this Guaranty.

10.   Entire Agreement. This Guaranty embodies the entire agreement and understanding of the parties hereto with respect to the subject matter herein contained, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof.

11.   Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Guaranty may be detached from any counterpart of this Guaranty without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

12.   No Waiver; Time of Essence.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.  This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance.

[signatures appear on following pages]

Limited Commercial Guaranty

In Witness Whereof, the parties hereto have executed this Guaranty as of the date first above written.

FORESIGHT ENERGY LP By:FORESIGHT ENERGY GP LLC Its: General Partner /s/ Robert D. Moore By:Robert D. Moore Its: Chairman, President, and Chief Executive Officer	WPP LLC By: NRP (OPERATING) LLC Its: Sole Member /s/ Greg Wooten By: Greg Wooten Its: Vice President & Chief Engineer

Limited Commercial Guaranty